EXHIBIT 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation of our report dated January 15, 2001, except for Note 13 as to which the date is March 13, 2001, appearing in the Annual Report on Form 10-KSB of Armanino Foods of Distinction, Inc. for the year ended December 31, 2000, in the Company's Registration Statement on Form S-88, SEC File No. 33-94196.



/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah
March 28, 2001